UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report: August 3, 2010

Date of earliest event reported: August 3, 2010

OFFICEMAX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Shuman Blvd. Naperville, Illinois	60563
(Address of principal executive offices)	(Zip Code)

(630) 438-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On August 3, 2010, OfficeMax Incorporated (the “Company”) issued an Earnings Release announcing its earnings for the second quarter of 2010. The earnings release is attached hereto as Exhibit 99.1. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference to such filing

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Director Restricted Stock Unit Awards

Through the OfficeMax Incentive and Performance Plan (the “Plan”) each non-employee director annually receives a form of long-term equity compensation. Since 2007, the amount of that award has been $75,000. On July 28, 2010, the Executive Compensation Committee of the board of directors determined that the form of equity grant to be received by the directors in 2010 would be restricted stock units. In connection with the grant, each director will enter into a 2010 Director Restricted Stock Unit Award Agreement (an “Agreement”), in the form attached hereto as Exhibit 99.2.

The Agreement states that the award is subject to the terms of the Plan. The Agreement further states that the award will vest six months following the date of grant, if the recipient is still an OfficeMax Incorporated (the “Company”) director on that date, and that it will be payable in shares of Company common stock six months following the date of a director’s termination of service due to such director’s (i) retirement or resignation from the Board, (ii) death or (iii) total and permanent disability. Unless otherwise approved by the board, if a director leaves the board before the award vests, other than as a result of death or disability, the award will be forfeited. The vesting and payment of the awards may accelerate upon a change in control in certain circumstances. The award is not transferable. Holders of units have no voting rights but do receive notional dividends (if any are paid), which are accumulated and paid in cash at the time the award is paid.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the form of Agreement, included as Exhibit 99.2 to this filing. Exhibit 99.2 is incorporated by reference into this Item 5.02.

Increase in 2010 Annual Incentive Award Target for Bruce Besanko.

On July 29, 2010 the board of directors increased Mr. Besanko’s annual incentive target to 65%. This new target will apply to any payout made to Mr. Besanko under the 2010 annual incentive program on a pro rata basis.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	OfficeMax Incorporated Earnings Release dated August 3, 2010

Exhibit 99.2	Form of 2010 Director Restricted Stock Unit Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2010

OFFICEMAX INCORPORATED

By:	/s/ Matthew R. Broad
Matthew R. Broad
Executive Vice President and General Counsel

EXHIBIT INDEX

Number	Description

Exhibit 99.1	OfficeMax Incorporated Earnings Release dated August 3, 2010

Exhibit 99.2	Form of 2010 Director Restricted Stock Unit Award Agreement